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                                                                     Exhibit (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 15, 2000, relating to the financial statements and financial highlights which appears in the January 31, 2000 Annual Report to Shareholders of Cash Management Portfolio, Corporate Bond Portfolio, Global Bond Portfolio, High-Yield Bond Portfolio, Worldwide High-Income Portfolio, SunAmerica Balanced Portfolio, MFS Total Return Portfolio, Asset Allocation Portfolio, Telecom Utility Portfolio (formerly Utility Portfolio), Equity Income Portfolio, Equity Index Portfolio, Growth-Income Portfolio, Federated Value Portfolio, Davis Venture Value Portfolio (formerly Venture Value Portfolio), "Dogs" of Wall Street Portfolio, Alliance Growth Portfolio, MFS Growth and Income Portfolio, Putnam Growth Portfolio, Real Estate Portfolio, Small Company Value Portfolio, MFS Mid-Cap Growth Portfolio, Aggressive Growth Portfolio, International Growth and Income Portfolio, Global Equities Portfolio, International Diversified Equities Portfolio and Emerging Markets Portfolio (constituting the twenty-six portfolios of the SunAmerica Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information - Independent Accountants and Legal Counsel" in such Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 12, 2000